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                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 26, 1999 relating to the financial statements of DSL.net, Inc., which appear in this Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 7, 1999